UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 07, 2023

DICE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40794	47-2286244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Jamie Court, Suite 300
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 566-1420

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	DICE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2023, Shaan Gandhi, M.D., D. Phil., notified the Board of Directors (the “Board”) of DICE Therapeutics, Inc. (the “Company”) of his intent to resign as a Class I director of the Board, as the chair of the Nominating and Corporate Governance Committee of the Board and as a member of the Audit Committee of the Board (the “Audit Committee”), effective February 10, 2023 (the “Resignation”). Such Resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

In addition, the Board appointed Dr. Jake Simson, an existing member of the Board, to serve on the Audit Committee, effective upon the Resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICE THERAPEUTICS, INC.

Date:	February 10, 2023	By:	/s/ Scott Robertson
Scott Robertson Chief Business Officer and Chief Financial Officer